UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 30, 2015

Monaker Group, Inc.

( Exact name of Registrant as specified in its charter )

Nevada
(State or other jurisdiction of incorporation)

000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Next 1 Interactive, Inc.

(Former name or former address, if changed since last report)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On January 5, 2016, Monaker Group, Inc. (the “Company”) closed a program pursuant to which it entered into various exchange agreements (the “Exchange”) with certain holders of the Company’s preferred stock pursuant to which the Company exchanged an aggregate of 138,000 shares of its Series B Preferred Stock, 238,000 shares of its Series C Preferred Stock and 661,100 shares of its Series D Preferred Stock for an aggregate of 2,078,200 shares of its common stock, par value $.00001 per share (the “Common Stock”).

In addition, on November 30, 2015, the Company issued 384,561 shares of Common Stock as consideration for a merger (the “Merger”).

As of January 5, 2016, after taking into account the issuance of the shares described in this Current Report on Form 8-K, the Company had 5,422,389 shares of Common Stock outstanding.

The issuance of the shares of Common Stock described in this Current Report on Form 8-K were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state. The shares of Common Stock issued in Exchange were made in reliance on the exemption from registration provided by Section 3(a)(9) under the Securities Act as securities exchanged by the Company with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The shares of Common Stock issued in the Merger were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: January 5, 2016	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer